Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

August 6, 2021

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the sale and issuance of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, having a maximum aggregate offering price of up to $500,000,000, in at-the-market offerings, covered by the above-referenced Registration Statement, and all amendments related thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares are to be issued pursuant to either (a) the Distribution Agreement (as defined below) or (b) one or more forward sale transaction confirmations (the “Confirmations” and, together with the Distribution Agreement, the “Agreements”), which may be entered into after the date hereof in accordance with the Distribution Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and the related form of prospectus included therein (the “Base Prospectus”) in the form in which it was transmitted to the Commission under the 1933 Act;

2.	The prospectus supplement dated August 6, 2021 filed with the Commission on August 6, 2021 under the 1993 Act (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”);

3.	The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Sabra Health Care REIT, Inc.

August 6, 2021

4.	The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.	A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.

Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board of Directors”), relating to, among other matters, (i) the authorization of the registration, sale and issuance of the Shares and (ii) the delegation to designated officers of the Company (the “Authorized Officers”) of the power to determine the number and price of the Shares and certain other matters in connection with the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

7.

The Equity Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”), by and between the Company, and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, an “Agent” and together, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., BNP Paribas, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser;

8.	The form of Forward Contract, included as Exhibit 3(b) to the Distribution Agreement;

9.	A certificate executed by an officer of the Company, dated as of the date hereof; and

10.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Sabra Health Care REIT, Inc.

August 6, 2021

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VII of the Charter.

6. Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Prior to the issuance of any of the Shares, the price and certain other terms of issuance of such Shares will be authorized and approved by the Board of Directors or a duly authorized committee thereof, or by the Authorized Officers, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Sabra Health Care REIT, Inc.

August 6, 2021

2. Upon completion of all Corporate Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Charter, the Registration Statement, the Prospectus, the Resolutions (and any other resolutions adopted by the Board of Directors), the Agreements, as applicable, and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP